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                                                                       EXHIBIT I

                                                           [For PMD Transferees]


                   COUNTERPART TO THE SHAREHOLDERS' AGREEMENT

         WHEREAS, the undersigned party (the "Transferor") to the Shareholders' Agreement, dated as of May 7, 1999, among The Goldman Sachs Group, Inc. (the "Company") and the Covered Persons listed on Appendix A thereto, as amended from time to time (the "Shareholders' Agreement"), has proposed to Transfer (as defined in the Shareholders' Agreement) shares of common stock (the "Transferred Shares") of the Company to the undersigned transferee (the "Transferee").

         NOW, THEREFORE, in consideration of the Transfer of the Transferred Shares and the waiver granted by the Shareholders' Committee (as defined in the Shareholders' Agreement) to permit such Transfer:

I. The Transferee hereby agrees, represents and warrants that, upon the completion of the Transfer:

         1. The Transferred Shares will continue to be subject to the restrictions on transfer (the "Transfer Restrictions") set forth in the third bullet point under the caption "PLP Restrictions" in Section 7 of the Plan of Incorporation (as defined in the Shareholders' Agreement), and the Transferee and the Transferred Shares will be subject to all the other provisions of the Plan of Incorporation, including the applicable hedging restrictions and custody arrangements, that applied to the Transferor and the Transferred Shares immediately prior to the Transfer. The Transferee acknowledges receipt of, and agrees to abide by, the PMD Hedging and Pledging Restrictions, as amended as of April 2000.

         2. The Transferee will become a Covered Person under the Shareholders' Agreement and will remain a Covered Person so long as the Transfer Restrictions are in effect. Once the Transfer Restrictions terminate, the Transferee will be removed from Appendix A to the Shareholders' Agreement.

         3. The Transferred Shares will be treated as Covered Shares and Voted Covered Shares under the Shareholders' Agreement until the termination of the Transfer Restrictions; provided, however, that the Transferee will not be subject to the General Transfer Restriction in Section 2.2 of the Shareholders' Agreement.

         4. Until the earlier of (i) the termination of the Transfer Restrictions and (ii) the date on which the Transferor ceases to be an Employee Covered Person,, Section 2.3(c) of the Shareholders' Agreement will be applicable to the Transferee as if the Transferee were an Employee Covered Person under the Shareholders' Agreement, but the Transferee will not be considered an Employee Covered Person for any other purpose.

         5. In the case of a Transferee that is a grantor retained annuity trust, the Transferee will notify the Company at least five business days prior to any Transfer of Transferred Shares, including Transfers of Transferred Shares to the Transferor as annuity payments or otherwise. Such notice will specify the date of the Transfer, the number of shares to be Transferred and to whom they are to be Transferred.

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II. The Transferor hereby agrees, represents and warrants that, upon the completion of the Transfer:

         1. If the Transferee is a grantor retained annuity trust, the undersigned remaindermen of the Transferee (the
                  "Remaindermen") are the only entities, other than the Transferor, that can receive any Transferred Shares prior to the termination of the Transfer Restrictions.

         2. Unless otherwise determined by the Shareholders' Committee, any Transferred Shares reacquired by the Transferor will be Covered Shares until the later of (i) the termination of the Transfer Restrictions and (ii) the Transferor ceasing to be a party to the Shareholders' Agreement.

For Transferees that are grantor retained annuity trusts that will terminate at a time when any of the Transferred Shares would still be subject to the Transfer
Restrictions:

III. The Remaindermen hereby agree, represent and warrant that, upon the completion of the Transfer:

         1. The Transferred Shares will continue to be subject to the Transfer Restrictions, and each Remainderman and the Transferred Shares will be subject to all the other provisions of the Plan of Incorporation, including the applicable hedging restrictions and custody arrangements, that applied to the Transferor and the Transferred Shares immediately prior to the Transfer. Each Remainderman acknowledges receipt of, and agrees to abide by, the PMD Hedging and Pledging Restrictions, as amended as of April 2000.

         2. Each Remainderman will become a Covered Person under the Shareholders' Agreement and will remain a Covered Person so long as the Transfer Restrictions are in effect. Once the Transfer Restrictions terminate, each Remainderman will be removed from Appendix A to the Shareholders' Agreement.

         3. The Transferred Shares will be treated as Covered Shares and Voted Covered Shares under the Shareholders' Agreement until the termination of the Transfer Restrictions; provided, however, that no Remainderman will be subject to the General Transfer Restriction in Section 2.2 of the Shareholders' Agreement.

         4. Until the termination of the Transfer Restrictions, Section 2.3(c) of the Shareholders' Agreement will be applicable to each Remainderman as if such Remainderman were an Employee Covered Person under the Shareholders' Agreement, but no Remainderman will be considered an Employee Covered Person for any other purpose.

                                       -2-

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Agreed, as of __________, 2000:
                                                 ______________________________
                                                     (Print name of Transferee)

                                                 By:___________________________
                                                 Name:
                                                 Title:

Agreed, as of __________, 2000:
                                                 ______________________________
                                                     (Print name of Transferor)

                                                 By:___________________________
                                                 Name:
                                                 Title:

Agreed, as of __________, 2000:
                                                 ______________________________
                                                  (Print name of Remainderman)

                                                 By:___________________________
                                                     Name:
                                                     Title:

Agreed, as of __________, 2000:
                                                 ______________________________
                                                 (Print name of Remainderman)

                                                 By:___________________________
                                                 Name:
                                                 Title:

Agreed, as of __________, 2000:
                                                 ______________________________
                                                 (Print name of Remainderman)

                                                 By:___________________________
                                                 Name:
                                                 Title:

Agreed, as of __________, 2000:
                                                 ______________________________
                                                 (Print name of Remainderman)

                                                 By:___________________________
                                                 Name:
                                                 Title: